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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Invision Technologies, Inc. on Form S-8 of our report dated February 9, 2001, appearing on page F-1 of the Annual Report on Form 10-K (File No. 0-28236) of Invision Technologies, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

San Jose, California
November 6, 2001

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  Exhibit 23.1